LETTER OF INTENT


      This Letter of Intent is entered into on this 17th day of October, 1996 by RENTECH, INC., a Colorado corporation, of 1331 17th Street, Suite 720, Denver, Colorado 80202 (Rentech) and ITN ENERGY SYSTEMS, INC., a Colorado corporation, of 12401 West 49th Avenue, Wheat Ridge, Colorado 80033 (ITN/ES).

                          Background Circumstances:

      The circumstances preceding the execution of this Letter of Intent are as follows:

      A. Rentech is a publicly owned company organized in 1981 and engaged in the business of licensing its Fischer-Tropsch technology for the conversion of natural gas and synthetic gas into various petrochemical products such as diesel fuel, naphtha, and waxes. The common stock of Rentech trades on the Nasdaq over-the-counter stock market.

      B. ITN/ES is a privately owned Colorado corporation organized in 1994 which has developed and owns various other proprietary technologies and the know-how to produce products utilizing those technologies including, but not by way of limitation, multichip modules by thin- film deposition, "smart-materials" and ceramic coatings that ITN/ES desires to commercialize and exploit. Dr. Mohan S. Misra is the sole shareholder of ITN/ES.

      C. Rentech is in the process of raising additional equity capital to acquire interests in other technologies or assets in other fields of business.

      D. Rentech and ITN/ES have formed a Limited Liability Company, ITN/ES LIMITED LIABILITY COMPANY (ITN/ES LLC), pursuant to the Colorado Limited Liability Company Act (C.R.S. 7-80-101 et seq.) that can be used as the entity to commercialize and exploit some or all of the ITN/ES technologies.

      Now, therefore, in consideration of the background circumstances and the following mutual agreements, the parties agree as follows:

      1. At Closing, ITN/ES will contribute all of its assets and technological know-how except its interest in Global Solar Energy LLC to the ITN/ES Limited Liability Company (ITN/ES LLC).

      2. Rentech will contribute $200,000 cash and 1,200,000 shares of Rentech, Inc. restricted common stock ($0.01 par value) valued at $480,000 or
 $0.40 per share to the ITN/ES LLC.   Rentech shall have 120 days from the date
 of this Letter of Intent to deliver the cash and stock (Closing). A contribution of $25,000 to the ITN/ES LLC by Rentech before the expiration of the 120 day period will extend that period for an additional 60 days which will be in addition to the cash contributed to the ITN/ES LLC pursuant to this Paragraph 2. Rentech will use its best efforts to cause all of the shares of common stock contributed hereunder to be registered under the Securities Act of 1933, as amended within 120 days after delivery of the cash and stock (Closing). If Rentech is unable to cause all of the shares of common stock contributed hereunder to be registered within 120 days, then in that event, Rentech shall contribute an additional 400,000 shares of Rentech, Inc. restricted common stock ($0.01 par value) to the ITN/ES LLC.

      3. ITN/ES LLC shall initially have two members: Rentech and ITN/ES. Each member shall have the following interest in the LLC: ITN/ES 90% and, Rentech 10%.



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      4.     The managing member shall be ITN/ES.  The business and technical affairs of ITN/ES LLC shall be managed by its member, ITN/ES. Rentech shall assist as requested by ITN/ES with the administration of ITN/ES LLC's activities.

      5. At any time after nine (9) months from the date of this Letter of Intent, in the event ITN/ES LLC elects to sell some of its Rentech shares and at that time the share price of the Rentech shares is less than $0.40 per share for a period of 20 consecutive business days, ITN/ES LLC will have the right to sell to Rentech for cash up to 600,000 shares per year of those common shares contributed by Rentech to the ITN/ES LLC pursuant to paragraph 2 hereof. In the event Rentech cannot "redeem" the stock proffered by ITN/ES LLC for cash within sixty (60) days of the demand for sale, then Rentech will reassign to ITN/ES LLC the proportionate share of the ITN/ES LLC owned by Rentech represented by the "unredeemed" portion of the stock proffered by ITN/ES LLC and Rentech shall receive the stock so proffered. The redemption of 600,000 shares per year can be requested only once during any twelve (12) month period by ITN/ES LLC.

      6. In the event of the bankruptcy, insolvency, liquidation, or receivership of Rentech, ITN/ES LLC shall have the unilateral right to repurchase any interest still retained by Rentech, Inc. in the ITN/ES LLC. The repurchase price shall be $10,000 per one percent (1%) of one hundred percent (100%) interest owned by Rentech, Inc. For example, if Rentech still owned ten percent (10%) of the ITN/ES LLC, ITN/ES LLC could reacquire its interest by the payout of $100,000.

      7. In the event of the bankruptcy, insolvency, liquidation, or receivership of ITN/ES LLC, Rentech shall have the right to repurchase the shares of stock contributed to the ITN/ES LLC in paragraph 2 above for $0.045 per share.

      8. It is understood that for the commercialization of the advanced technologies that have been or may be developed in the future by ITN/ES LLC, new companies may need to be established. The interest that can be owned by Rentech in any of the new limited liability companies may be different than 10% as may be mutually agreed to between the parties.

      9. Each member shall be responsible for its proportionate share of capital requirements and each of the members shall be entitled to a distribution of the profits and gains of the LLC in proportion to their respective membership interests. The timing and amounts of distribution shall be determined by the management of the ITN/ES LLC.

      10. In the event Rentech wishes to dispose of any or all of its interest in ITN/ES LLC, Rentech, Inc. shall first offer it to ITN/ES. In the event the parties cannot agree upon purchase price, an independent party shall be selected according to the rules of the American Arbitration Association to determine the value of the interest in ITN/ES LLC being offered for sale by Rentech. ITN/ES shall have the right to acquire Rentech's entire interest being offered in the following terms: 25% in cash and the balance by a promissory note bearing interest at the annual rate equal to two (2) percentage points above the prime rate published in the Wall Street Journal on the date of sale, payable quarterly over a three year term. The promissory note will be secured by the interest being sold.

      11. The parties agree to renegotiate the terms and structure of the arrangements set forth in this Letter of Intent should such changes be necessary to take advantage of tax planning strategies. The parties acknowledge that discussions have taken place regarding the enforcement of Paragraphs 5, 6 & 7. The parties agree to make any changes necessary in the definitive contractual documents pursuant to Paragraph 13 hereof to insure the enforceability of provisions of Paragraphs 5, 6 & 7.



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      12.     In recognition of the fact that Rentech's stock is publicly traded, the parties agree to keep the information described in this Letter of Intent confidential until they agree otherwise or unless Rentech is obligated by federal or state securities laws to make a public disclosure, or unless Rentech finds it advisable to make such disclosure.

      13. Prior to the date of Closing, Rentech and ITN/ES shall prepare all the definitive contractual documents which may be necessary or advisable to implement the details of the mutual agreements contained in this Letter of Intent including, but not by way of limitation, the Operating Agreement of ITN/ES LLC. Said definitive contractual documents will be executed by the parties at the Closing.

 RENTECH, INC.                             ITN ENERGY SYSTEMS, INC.


 By   (signature)                    By   (signature)
      --------------------------          -------------------------
      Dennis L. Yakobson                  Mohan S. Misra
      President                           President